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                                                                    EXHIBIT 10.1

                           MEMORANDUM OF UNDERSTANDING

         The undersigned parties to this consolidated action now pending in the Superior Court of Arizona, County of Maricopa and to a parallel Delaware action pending in Delaware Chancery Court (collectively, the "Actions"), have reached an agreement, subject to Court approval, providing for the settlement of the Actions on the terms and subject to the conditions set forth below.

         WHEREAS, on December 14, 2003, The Dial Corporation ("Dial" or the "Company") agreed to be acquired by Henkel KGaA ("Henkel") for $28.75 per share (the "Acquisition");

         WHEREAS, on December 16, 2003, Silverberg v. Dial Corporation, et al., Case No. CV2003-023973 (the "Silverberg Action") and Rose v. Dial Corporation, et al., Case No. CV2003-23974 (the "Rose Action") were filed as putative class actions on behalf of holders of Dial common stock naming as defendants the Company and its Board of Directors including Herbert M. Baum, Donald E. Guinn, Joy A. Amundson, Thomas L. Gossage, Michael T. Riordan, Joe T. Ford, Barbara S. Thomas, Salvador M. Villar, James E. Oesterreicher and George J. Harad (collectively, "Defendants");

         WHEREAS, on December 17, 2003, Crescente v. Dial Corporation, et al., Case No. CV2003-024012 (the "Crescente Action") was filed as a putative class action on behalf of holders of Dial common stock;

         WHEREAS, the Silverberg, Rose and Crescente actions, to none of which is Henkel a party, were consolidated for all purposes by order of the Court dated January 26, 2004 under the caption In re Dial Corporation Shareholder Litigation, Case No. CV2003-023973 (the "Arizona Action");

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         WHEREAS, the following parallel actions, to both of which Henkel is a party, were filed in the Delaware Court of Chancery: Berger v. Baum, et al., Case No. 116-N filed on December 16, 2003, and Soder v. Baum, et al., Case No. 154-N filed January 6, 2004 (collectively the "Delaware Actions");

         WHEREAS, plaintiffs and their counsel have determined that the settlement of the Actions on the terms reflected in this Memorandum of Understanding ("MOU") is fair, reasonable and adequate and in the best interest of Dial's stockholders;

         WHEREAS, Defendants deny the allegations and all other charges of wrongdoing or liability arising out of any conduct, statements, acts or omissions relating to the Acquisition that were or could be alleged in the Actions, and specifically deny that the termination fee was excessive or that any disclosures relating to the Acquisition were incomplete or misleading, or that any additional disclosure is required under federal disclosure laws or any applicable legal principle; and

         WHEREAS, Defendants have agreed to the terms of the settlement as detailed herein solely because the proposed settlement would eliminate the burden and expense of further litigation.

         NOW, THEREFORE, following discussions among counsel to the Actions, the parties have reached an agreement, subject to Court approval, providing for the settlement of the Actions between and among plaintiffs, for themselves and the class of persons on behalf of whom the Actions were brought, and Defendants on the terms and conditions set forth below (the "Settlement").

         1. Upon execution of the MOU and in consideration thereof, the Termination Fee in the Acquisition will be reduced from $110 million to $85 million.

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         2.       Plaintiffs have asserted the omission of certain material
information from the Preliminary Proxy Statement filed by Dial with the Securities and Exchange Commission ("SEC") on December 24, 2003, relating to Dial, its prospects, and the Acquisition. Dial has supplemented its preliminary disclosures by filing with the SEC on February 18, 2004, a Definitive Proxy Statement, (the "Final Proxy") which contains certain additional disclosures recommended by plaintiffs. The supplemental disclosures agreed to as part of the Settlement that are contained in the Final Proxy include, inter alia:

                  (a) the components of the accretion expense utilized for Dial's LTM (last twelve months) EBITDA (earnings before interest, taxes, depreciation and amortization) and EPS (earnings per share);

                  (b) whether Dial is considered a Mid-Cap Company or a Large-Cap Company for purposes of Dial's financial advisor's Selected Companies Analysis;

                  (c) additional information about the criteria utilized for the selection of transactions in Dial's financial advisor's Selected Transactions Analysis and Transaction Premium Analysis;

                  (d) that no synergies from the Merger were included in Dial's financial advisor's Pro Forma EPS Analysis and that Dial's financial advisor was not presented by Henkel with any estimates of potential synergies;

                  (e) a quantification of the dollar amount of the fees to be paid to Dial's financial advisor in connection with the transaction;

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                  (f)      the names of the Dial executives who had entered into
amended Change-in-Control ("CIC") agreements prior to the public announcement of the transaction, and other clarifications about those agreements; and

                  (g) the reason why one of Dial's executives did not amend his then-existing CIC agreement.

         3. The parties to the Actions will promptly cooperate in good faith to prepare and execute an appropriate Stipulation of Settlement (the "Stipulation") and such other documentation as may be required to obtain final Court approval of the Settlement and the dismissal of the Actions upon the terms outlined in this MOU (collectively, the "Settlement Documents").

         4. The Stipulation will expressly provide, inter alia, (i) for the lifting of the stay previously entered by the Court in the Arizona Action for the purpose of effecting the settlement and dismissal with prejudice of the Arizona Action as hereinafter provided; (ii) for the certification in the Arizona Action as a class for settlement purposes of all persons who owned Dial stock as of December 12, 2003 or at any time from December 12, 2003 through and including the sale of Dial as contemplated in the Acquisition, and their successors in interest and transferees; (iii) for entry of a judgment of dismissal with prejudice of the Arizona Action and the Delaware Action; and (iv) for a release and settlement of all claims known or unknown, liquidated or unliquidated, contingent or absolute, for damages, injunctive relief, or any other remedies against Defendants or Henkel and their respective predecessors, successors, parents, subsidiaries, affiliates, agents (including, without limitation, any investment bankers, commercial bankers, advisors, accountants,

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insurers, reinsurers, attorneys, trustees, personal representatives, or administrators, and any past, present or future officers, directors and employees of Dial and Henkel, their predecessors, successors, parents, subsidiaries, affiliates, agents, and their subsidiaries, affiliates and agents) which have been or could have been asserted by any member of the proposed Class, including class, derivative, individual or other claims, in any court, tribunal or other proceeding (including but not limited to any claims arising under federal, state, foreign, or common law, including the federal securities laws and any state disclosure law), based upon, arising from, or related to the Acquisition, any of the other matters raised or that could have been raised in the Actions, or any matter discussed in the Preliminary Proxy Statement or the Final Proxy or any disclosure or purported omissions related thereto or the actual or alleged acts or omissions of Defendants relating to the Acquisition, including, without limitation, any allegations of misrepresentations and/or omissions in the Final Proxy and exhibits thereto or any matter that could have been asserted in the Actions regarding alleged breach of fiduciary duty or alleged failure to disclose material facts or alleged misstatements of material facts (the "Released Claims").

         5. It is the intention of the parties to extinguish all such settled claims and consistent with such settled claims and consistent with such intentions, the releasing parties waive their rights to the extent permitted by state law, federal law or principle of common law, which may have the effect of limiting the release set forth above.

         6. The Stipulation shall include a waiver of the provisions of California Civil Code Section 1542 and any similar provision of the law of any other jurisdiction. Plaintiffs and their counsel represent that they are not aware of any alleged breaches of fiduciary duty,

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or alleged materially misleading statements or omissions, relating to, arising from or concerning any other Dial filings or press releases beyond those alleged in the Actions.

         7. The Stipulation will further provide that Defendants have denied and continue to deny that they have committed or attempted to commit any violations of law or breached any duty owed to Dial or its stockholders or otherwise, and that Defendants are entering into the Stipulation solely because the proposed Settlement would eliminate the burden and expense of further litigation.

         8. The parties to the Arizona Action shall promptly present to the Court in which the Arizona Action is pending a motion for preliminary approval of the Settlement.

         9. The parties agree that all of the Actions shall be stayed pending final Court approval of the Settlement, and shall cooperate in opposing any subsequently filed similar action. No defendant waives any defense based on lack of personal jurisdiction, insufficiency of process or insufficiency of service of process by reason of entry into this MOU or execution of the Settlement Documents and presentation thereof to the Court. Specifically, and without limitation, nothing herein shall be deemed to constitute a submission by Henkel to the jurisdiction of the Court in which the Arizona Action is pending.

         10. Any notice of the proposed Settlement that is necessary to effect a final settlement for approval by the Court shall be provided at Dial's expense. The parties shall set forth the manner in which the notice requirement shall be satisfied in the Stipulation.

         11. The final effectiveness of this Settlement is subject to: (a) the submission by the parties as required hereunder of the Settlement Documents sufficient to obtain

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final Court approval of the Settlement; (b) final Court approval of the
Settlement and dismissal of the Actions with prejudice and without awarding costs to any party (except as provided in Paragraph 12 below); and (c) consummation of the Acquisition. As employed in this MOU, "final Court approval of the Settlement" means that the Court in which the Arizona action is pending has entered an order approving the Stipulation, and any Court approval required to allow the dismissal with prejudice of the Delaware actions has been obtained, and in either case that such order is finally affirmed on appeal or is no longer subject to appeal and the time for any petition for rearguments, appeal or review, by certiorari or otherwise, has expired. This MOU (including the recitals set forth above) shall be null and void and of no force and effect should any of these conditions not be met and, in that event, this MOU shall neither be deemed to prejudice in any way the positions of the parties with respect to the Actions nor entitle any party to recover any costs or expenses incurred in connection with the implementation of the MOU. In such event, neither the existence of this MOU nor its contents shall be admissible in evidence or shall be referred to for any purpose except as required by this MOU or to comply with federal or state disclosure obligations.

         12. After agreeing to take the actions set forth above, Defendants and plaintiffs negotiated the attorneys' fees that would be paid to plaintiffs' counsel. Subject to Court approval, as part of the entire Settlement, Henkel has agreed, and Dial will not oppose, that Dial (after consummation of the Acquistion) shall pay the sum of $1.1 million to plaintiffs' counsel for their fees and reimbursement of expenses and costs. Such fees and expenses, or such lesser or greater amount as the Court awards on its own initiative, shall be paid by Dial within seven (7) days of the entry of an order by the Superior Court finally approving the Settlement on the terms

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approved by the Court, even if such order may be subject to appeal. In the event that the Superior Court's order is reversed or modified on appeal, plaintiffs' counsel shall refund to Dial the advanced amount and all interest accrued or accumulated thereon consistent with such reversal or modification. No such fees or expenses shall be payable in the absence of Court approval of the Settlement or the absence of consummation of the Acquisition.

         13. The Actions are being settled voluntarily by the parties after consultation with competent legal counsel. The releases between the parties are intended to include releases of all counsel in the Actions.

         14. The parties have agreed to cooperate in such discovery, if any, as is reasonably necessary to confirm the fairness and adequacy of the Settlement contemplated herein, including the production of relevant documents and an individual or individuals for interview. Production of documents will be conducted pursuant to a Confidentiality Agreement, the terms of which shall be agreed upon by the parties at a future date.

         15. This MOU and the Stipulation to be prepared are not intended to create any obligation for Dial or Henkel to consummate the proposed merger and shall not modify in any way the rights or obligations under the merger agreement, except as otherwise provided herein.

         16. This MOU may be modified or amended only by a writing signed by all of the signatories hereto.

         17. The plaintiffs and their counsel represent and warrant that none of plaintiffs' claims or causes of action referred to in this MOU or that could have been

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alleged in the Actions have been assigned, encumbered or in any manner transferred in whole or in part.

         18. Except as otherwise provided herein, this MOU shall be binding upon and shall inure to the benefit of the parties and their respective agents, successors, executors, heirs and assigns.

         19. By signing this MOU, plaintiffs' counsel represent and warrant that the named plaintiffs are stockholders of Dial.

         20. This MOU may be executed in counterparts by any of the signatories hereto, including by telecopier, and as so executed shall constitute one agreement.

         21. Each of the attorneys executing this MOU on behalf of his/her respective client(s) hereby represents and warrants that they have full authority to do so.

         22. The parties agree to take all reasonable and necessary steps to expeditiously implement the terms of this MOU and to complete the Settlement.

         23.      This MOU shall be governed by Arizona law.

         24. This MOU represents the full understanding of the parties as of the date hereof with respect to the subject matter hereof.

DATED: March 15, 2004                  MILBERG WEISS BERSHAD
                                        HYNES & LERACH LLP
                                       WILLIAM S. LERACH
                                       DARREN J. ROBBINS
                                       RANDALL J. BARON
                                       STEPHEN J. ODDO

                                       /s/ Seth Ottensoser for
                                       ----------------------------------------
                                                   RANDALL J. BARON

                                       401 B Street, Suite 1700
                                       San Diego, CA 92101
                                          Telephone: 619/231-1058
                                          619/231-7423 (fax)

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                                          BONNETT, FAIRBOURN, FRIEDMAN
                                            & BALINT, P.C.
                                          ANDREW S. FRIEDMAN
                                          FRANCIS J. BALINT, JR.
                                          WILLIAM C. WRIGHT
                                          2901 N. Central Avenue, Suite 1000
                                          Phoenix, AZ 85012
                                          Telephone: 602/274-1100
                                          602/274-1199 (fax)

                                          ROBBINS UMEDA & FINK, LLP
                                          JEFFREY P. FINK
                                          1010 Second Avenue, Suite 2360
                                          San Diego, CA 92101
                                          Telephone: 619/525-3990
                                          619/525-3991 (fax)

                                          Attorneys for the Arizona Plaintiff

DATED: March 15, 2004                     BERNSTEIN LIEBHARD & LIFSHITZ, LLP
                                          SETH OTTENSOSER

                                                 /s/ Seth Ottensoser
                                          ----------------------------------
                                                     SETH OTTENSOSER

                                          10 East 40th Street
                                          New York, NY 10016
                                          Telephone: 212/779-1414
                                          212/779-3218 (fax)

DATED: March 15, 2004                     CAULEY, GELLER, BOWMAN & RUDMAN, LLP
                                          SAMUEL H. RUDMAN

                                             /s/ Seth Ottensoser for
                                          ------------------------------------
                                                     SAMUEL H. RUDMAN

                                          200 Broadhollow Road, Suite 406
                                          Melville, NY 11747
                                          Telephone: 631/367-7100
                                          631/367-1173 (fax)

                                          JOSEPH A. ROSENTHAL
                                          CARMELLA P. KEENER
                                          ROSENTHAL MONHAIT GROSS &
                                           GODDESS, P.A.
                                          919 Market Street, Suite 1401
                                          P.O. Box 1070
                                          Wilmington, DE 19899
                                          Telephone: 302/656-4433
                                          302/658-7567 (fax)

                                          Attorneys for Delaware Plaintiffs

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DATED: March 15, 2004                     CLEARY, GOTTLIEB, STEEN & HAMILTON
                                          EVAN A. DAVIS

                                                   /s/ Evan A. Davis
                                          ----------------------------------
                                                       EVAN A. DAVIS

                                          One Liberty Plaza
                                          New York, New York 10006
                                          Telephone: 212/225-2000
                                          212/225-3999 (fax)

                                          Attorneys for Henkel KGaA

DATED: March 15, 2004                     SKADDEN, ARPS, SLATE, MEAGHER
                                            & FLOM LLP
                                          EDWARD P. WELCH

                                          EDWARD B. MICHELETTI

                                                 /s/ Edward P. Welch
                                          ----------------------------------
                                                     EDWARD P. WELCH

                                          One Rodney Square
                                          Wilmington, Delaware 19899
                                          Telephone: 302/651-3060
                                          302/651-3001 (fax)

DATED: March 15, 2004                            /s/ Joel P. Hoxie
                                          ----------------------------------
                                                     Joel P. Hoxie

                                          SNELL & WILMER LLP
                                          JOEL P. HOXIE
                                          PATRICIA LEE REFO
                                          One Arizona Center
                                          Phoenix, AZ 85004-2202
                                          Telephone: 602/382-6000
                                          602/382-6070 (fax)

                                          Attorneys for Individual Defendants
                                          and Dial Corporation

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